Exhibit 4.17

DATED: 30Th MAY 2019
EUROBANK ERGASIAS S.A.
(THE BANK)
-AND-
EUROSEAS LTD.
(AS “BORROWER”)

SUPPLEMENTAL LETTER To FACILITY AGREEMENT (No.167)
OF UP TO $45,000,000

Alassia Building, 13 Defteras Merchias Street 185 35 Piraeus Greece. Tel +30 210 4138800, 210 8226801, Fax +30 210 4138809, 210 8217869

In cooperation with Kyriakides Georgopoulos Law Firm	www.daniolos.gr

SUPPLEMENTAL LETTER
To:	EUROSEAS LTD. (as Borrower)
To:
Jonathan John Shipping Ltd
Joanna Maritime Ltd
Allendale Investments S.A.
Manolis Shipping Limited
Alterwall Business Inc.
Athens shipping Ltd
Oinousses Navigation Ltd
Corfu Navigation Ltd
and
Bridge Shipping Ltd
(as Guarantors and Existing Owners)

To:	Eurobulk Ltd. (as Approved Manager)
Date: 30 May 2019
Dear Sirs
Facility agreement dated 21 November 2018 relating to a reducing revolving credit facility of up to $45,000.000
We refer to:
(a)
a reducing revolving credit facility agreement dated 21 November 2018 (the “Principal Agreement” and as the same is hereby supplemented and/or amended and as it may further amended, supplemented, novated or varied from time to time, the “Facility Agreement”) made between (i) Euroseas Ltd. as borrower, (ii) the banks and financial institutions listed in Schedule 1 of the Principal Agreement, which on the date thereof and on the date hereof comprised only Eurobank Ergasias S.A., as lenders (the “Lenders” or “a Lender”) and (iii) Eurobank Ergasias S.A., as security trustee (the “Security Trustee”), as agent (the “Agent”), as arranger (the “Arranger”) and as account bank (the “Account Bank” and together with the Lenders, the Security Trustee, the Agent, the Arranger and the Account Bank, the “Creditor Parties”), pursuant to which it was agreed that the Lender would make available for drawing through multiple advances to the Borrower a reducing revolving credit facility of up to Forty Five Million Dollars ($45,000,000) (the “Facility”, which expression shall, where the context permits, also mean the amount of the facility from time to time outstanding) for the purposes and upon the terms and conditions set out therein, of which the aggregate amount of Thirty Million Dollars ($30,000,000) representing all Existing Ship-Related Advances has been made available to the Borrower, out of which the amount of twenty eight million two hundred thousand Dollars ($28,200,000) currently remains outstanding;

(b)
an Agency and Trust Deed dated 21 November 2018 and entered into pursuant to the Principal Agreement, it was, inter alia, agreed that the Security Trustee would hold the Trust Property on trust for the Lenders;

(c)	the Borrower’s request that:

(i)            the Lender make available to the Borrower in accordance with the terms of the Principal Agreement two (2) New Ship-Related Advances in the aggregate amount of up to Twelve Million Dollars ($12,000,000) or 55% of the aggregate Market Value of the New Ship A and the New Ship B described in Schedule 2 (Ship Information) of the Principal Agreement as amended by this Supplemental Letter, both meeting the New Ship Financing Criteria;
(ii)            the Creditor Parties provide their consent to the reduction of the Margin from four point forty per cent (4.40%) per annum to three point ninety per cent (3,90%) per annum from the Effective Date; and
(iii)            the Creditor Parties provide their consent to the reduction of the amount to be held during the Facility Period as cash collateral to the Cash Collateral Deposit Account from the amount of Five Million Dollars ($5,000,000) to One Million Dollars ($1,000,000) and the release of the balance in the amount of Four Million Dollars ($4,000,000).
Words and expressions defined in the Principal Agreement shall, unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Supplemental Letter.
1.            Agreement. Subject to the satisfaction (or, as the case may be, in respect of some conditions, the waiver by us) of the conditions set out in clause 3 of this Supplemental Letter (which includes the Borrower, the Existing Owners and the Approved Manager countersigning this Supplemental Letter), we hereby confirm our consent to the requests referred to in paragraph (c) above and agree subject to Capital Control Approval to make available to the Borrower the two (2) New Ship-Related Advances referred thereto and the Principal Agreement to be amended as set out in clause 3 of this Supplemental Letter.
2.            Amendments to the Principal Agreement. The Principal Agreement shall, with effect on and from the Effective Date (as such term is defined below), be (and it is hereby) amended in accordance with the following provisions (and the Principal Agreement (as so amended) will continue to be binding upon each Obligor upon such terms as so amended):
2.1	by inserting the following new definitions of “Effective Date” and “Supplemental Letter” in clause 1.2 of the Principal Agreement in the correct alphabetical order:
“Effective Date” has the meaning given to such term in the Supplemental Letter;”; and
‘“‘Supplemental Letter” means the supplemental letter dated 30 May 2019, supplemental to this Agreement issued by the Lender and the other Creditor Parties, accepted by the Borrower and countersigned (inter alias) by the Existing Owners and the Approved Manager at the time by way of confirmation of their obligations and consent to the arrangements of such letter;”;
2.2
by inserting the words “(j) the Supplemental Letter;” after the words “(i) this Agreement;” and re-lettering accordingly the remaining paragraphs in the definition of “Finance Documents” in clause 1.2 of the Principal Agreement;

2.3
by deleting the definitions of “Cash Collateral Deposit” and “Margin” in clause 1.2 of the Principal Agreement in their entirety and by inserting in their place the following new definitions of “Cash Collateral Deposit” and “Margin”:

““Cash Collateral Deposit” means an interest bearing amount corresponding to One Million Dollars ($1,000,000) which is to be held during the Facility Period as cash collateral to the Cash Collateral Deposit Account;”;
““Margin” means three point ninety per cent (3.90%) per annum;”;
2.4	by inserting the following new paragraph (c) after paragraph b) of clause 19.3 of the Principal Agreement:
“the Borrower does not comply with both terms of the written undertaking referred to in clause 3.2 (i) of the Supplemental Letter by 15 June 2019;”;
2.5	by inserting in Schedule 2 (Ship information) of the Principal Agreement after the block in relation to Ship 1, blocks for the New Ship A and the New Ship B as follows:
New Ship A
Name of Ship	EM ASTORIA
Description	Container
Owner	GREGOS SHIPPING LIMITED
Year of Built	2004
Flag State	Liberia
IMO Number	9243617
Register/Official Number	15321
Ship Commitment	$6,600,000
New Ship B
Name of Ship	EVRIDIKI G
Description	Container
Owner	NOUMEA SHIPPING LTD
Year of Built	2001
Flag State	Liberia
IMO Number	9231482
Register/Official Number	13898
Ship Commitment	$5,400,000

and by replacing Schedule 2 (Ship information) of the Principal Agreement by the Schedule attached hereto;
2.6	by deleting paragraph 9. of Part C of Schedule 4 (Condition Precedent Documents) of the Principal Agreement in its entirety and by inserting in its place the following new paragraph 6.
“9.            Evidence that the sum of One Million Dollars ($1,000,000) is standing to the credit of the Cash Collateral Deposit Account pursuant to the provisions of clause 12.5 of this Agreement.”;
2.7
by construing all references in the Principal Agreement to “this Agreement”, “hereunder” and the like and in the Finance Documents to the “Facility Agreement” as references to the Principal Agreement as amended and supplemented by this Supplemental Letter.

3.            Conditions.The agreement set out in clause 1 of this Supplemental Letter, with the exception of the reduction of Margin from four point forty per cent (4.40%) per annum to three point ninety per cent (3,90%) per annum referred to in clause 2.3 above which shall become effective as of 21 May 2019, shall become effective on the date all the following conditions are either satisfied or, as the case may be in respect of certain conditions, waived (such date being the “Effective Date”):
3.1            the Borrower, the Existing Owners and the Approved Manager confirm their obligations under the Finance Documents to which they are a party and their agreement to the arrangements of this Supplemental Letter by accepting and counter-signing this Supplemental Letter by a duly authorised signatory or (as the case may be) by a director acceptable to us in all respects;
3.2	the Borrower deliver to us:
(i)            a written undertaking executed by the Borrower that it will procure so that prior to 15/06/2019, the outstanding “Preferred Equity Instrument” will be reduced to Eight Million Dollars ($8,000,000), of which an amount not exceeding Four Million Three Hundred and Fifty Thousand Dollars ($4,350,000) shall be held by entities affiliated and/or controlled by Blackrock and Three Million Six Hundred and Fifty Thousand Dollars ($3,650,000) shall be held by Preferred Friends Investment Company Inc., a Marshall Islands corporation affiliated to a family disclosed in writing and approved by us prior to the date of such undertaking (the “Nominated Family”) and that the “Preferred Equity” coupon will be reduced to eight percent (8%) with effect from the date of reduction of the outstanding “Preferred Equity Instrument” to Eight Million Dollars ($8,000,000) until 29/01/2021, when it will be increased to fourteen percent (14%) (the “Preferred Equity Instrument Undertaking”); and
(ii)            a legal opinion from a counselor with experience on the federal laws of the United States of America appointed by the Borrower and accepted by us, analyzing the risks for the Borrower under the “Preferred Equity Instrument”, in case the Borrower fails to service the preferred equity scheduled payments (or is otherwise in default) and confirming the seniority of all Borrower’s loans (including the Facility Agreement) towards the “Preferred Equity instrument”;

3.3
all conditions of clause 4.1 to 4.6 and clause 9.1 of the Principal Agreement in relation to the advance of the two (2) New Ship-Related Advances have been fully satisfied and all documents and evidences described in Schedule 4, Part C of the Principal Agreement have been received in form and substance satisfactory to the Agent and its lawyers on or before the Drawdown Date of such New Ship-Related Advances;

4.            Representations and Warranties. Each of the Borrower and the Existing Owners by countersigning this Supplemental Letter represents and warrants to us that:
(a)
the representations and warranties contained in clause 10 of the Principal Agreement and in clause 10 of the Guarantee granted by each existing Owner are true and correct on the date of this Supplemental Letter as if all references therein to “this Agreement” were references to the Principal Agreement as supplemented by this Supplemental Letter; and

(b)	this Supplemental Letter comprises the legal, valid and binding obligations of the Borrower and the Existing Owners enforceable in accordance with its terms.
5.            Undertakings and Covenants. Each of the undertakings and covenants contained in the Principal Agreement (including those contained in clause 11, clause 12, clause 13, clause 14 and clause 15 of the Principal Agreement) shall be deemed to be repeated by the Borrower on the date of this Supplemental Letter.
6.            Continued force and effect. Save as amended or deemed amended by this Supplemental Letter, the provisions of the Principal Agreement and the Finance Documents shall be continue in full force and effect and the Principal Agreement and this Supplemental Letter shall be read and construed as one instrument.
7.            Fees and Expenses. The provisions of clause 20 (Fees and Expenses) of the Principal Agreement, as amended and supplemented by this Supplemental Letter, shall apply to this Supplemental Letter as if they were expressly incorporated in this Supplemental Letter with any necessary modification.
8.            Notices. Clause 28 (Notices) of the Principal Agreement shall extend and apply to this Supplemental Letter as if the same were (mutatis mutandis) herein expressly set forth.
9.            Counterparts. This Supplemental Letter (and any non-contractual obligations connected with it) shall be governed by and construed in accordance with English law, and may be executed in any number of counterparts, each of which shall be deemed an original).
10.            Law and Jurisdiction. This Supplemental Letter (and any non-contractual obligations connected with it) shall be governed by and construed in accordance with English law and clause 30 (Law and Jurisdiction) of the Principal Agreement shall extend and apply to this Supplemental Letter as if the same were (mutatis mutandis) herein expressly set forth.
Please confirm your acceptance to the foregoing terms and conditions by signing the acceptance at the foot of this Supplemental Letter.

Yours faithfully,
/s/ Stavros Yagos	/s/ Maria Gripaiou
Stavros Yagos and Maria Gripaiou	Maria Gripaiou
Attorney -in-fact
for and on behalf of
EUROBANK ERGASIAS S.A
as Lender, Security Trustee, Agent, Arranger and Account Bank
Accepted and agreed
/s/ S. Karmiri
by S. Karmiri
for and on behalf of
EUROSEAS LTD.
as Borrower
Dated: 30 May 2019

COUNTERSIGNED this 30th day of May 2019 by Jonathan John Shipping Ltd which by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Letter, that it agrees in all respects to the same and that it confirms that the Finance Documents in connection with the Facility Agreement to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement notwithstanding the arrangements contained in Supplemental Letter.
/s/ S. Karmiri
by S. Karmiri
for and on behalf of
JONATHAN JOHN SHIPPING LTD
as Guarantor/Existing Owner
Dated: 30 May 2019

COUNTERSIGNED this 30th day of May 2019 by Joanna Maritime Ltd which by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Letter, that it agrees in all respects to the same and that it confirms that the Finance Documents in connection with the Facility Agreement to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement notwithstanding the arrangements contained in its Supplemental Letter.
/s/ S. Karmiri
by S. Karmiri
for and on behalf of
JOANNA MARITIME LTD
as Guarantor/Existing Owner
Dated: 30 May 2019

COUNTERSIGNED this 30th day of May 2019 by Allendale Investments S.A. which by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Letter, that it agrees in all respects to the same and that it confirms that the Finance Documents in connection with the Facility Agreement to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement notwithstanding the arrangements contained in this Supplemental Letter.
/s/ S. Karmiri
by S. Karmiri
for and on behalf of
ALLENDALE INVESTMENTS S.A.
as Guarantor/Existing Owner
Dated: 30 May 2019

COUNTERSIGNED this 30th day of May 2019 by Manolis Shipping Limited which by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Letter, that it agrees in all respects to the same and that it confirms that the Finance Documents in connection with the Facility Agreement to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement notwithstanding the arrangements contained in this Supplemental Letter.
/s/ S. Karmiri
by S. Karmiri
for and on behalf of
MANOLIS SHIPPING LIMITED
as Guarantor/Existing Owner
Dated: 30 May 2019

COUNTERSIGNED this 30th day of May 2019 by Alterwall Business Inc. which by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Letter, that it agrees in all respects to the same and that it confirms that the Finance Documents in connection with the Facility Agreement to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement notwithstanding the arrangements contained in this Supplemental Letter.
/s/ S. Karmiri
by S. Karmiri
for and on behalf of
ALTERWALL BUSINESS INC.
as Guarantor/Existing Owner
Dated: 30 May 2019

COUNTERSIGNED this 30th day of May 2019 by Athens shipping Ltd which by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Letter, that it agrees in all respects to the same and that it confirms that the Finance Documents in connection with the Facility Agreement to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement notwithstanding the arrangements contained in is Supplemental Letter.

/s/ S. Karmiri
by S. Karmiri
for and on behalf of
ATHENS SHIPPING LTD
as Guarantor/Existing Owner
Dated: 30 May 2019

COUNTERSIGNED this 30th day of May 2019 by Oinousses Navigation Ltd which by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Letter, that it agrees in all respects to the same and that it confirms that the Finance Documents in connection with the Facility Agreement to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement notwithstanding the arrangements contained in this Supplemental Letter.
/s/ S. Karmiri
by S. Karmiri
for and on behalf of
OINOUSSES NAVIGATION LTD
as Guarantor/Existing Owner
Dated: 30 May 2019

COUNTERSIGNED this 30th day of May 2019 by Corfu Navigation Ltd which by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Letter, that it agrees in all respects to the same and that it confirms that the Finance Documents in connection with the Facility Agreement to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement notwithstanding the arrangements contained in this Supplemental Letter.
/s/ S. Karmiri
by S. Karmiri
for and on behalf of
CORFU NAVIGATION LTD
as Guarantor/Existing Owner
Dated: 30 May 2019

COUNTERSIGNED this 30th day of May 2019 by Bridge Shipping Ltd which by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Letter, that it agrees in all respects to the same and that it confirms that the Finance Documents in connection with the Facility Agreement to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement notwithstanding the arrangements contained in this Supplemental Letter.
/s/ S. Karmiri
by S. Karmiri
for and on behalf of
BRIDGE SHIPPING LTD
as Guarantor/Existing Owner
Dated: 30 May 2019

COUNTERSIGNED this 30th day of May 2019 by Eurobulk Ltd. which by its execution hereof, confirms and acknowledges that it has read and understood the terms and conditions of this Supplemental Letter, that it agrees in all respects to the same and that it confirms that the Finance Documents in connection with the Facility Agreement to which it is a party shall remain in full force and effect and shall continue to stand as security for the obligations of the Borrower under the Facility Agreement notwithstanding the arrangements contained in this Supplemental Letter.

/s/ S. Karmiri
by S. Karmiri
for and on behalf of
EUROBULK LTD.
as Approved Manager
Dated: 30 May 2019

SCHEDULE
Ship information
Ship A
Name of Ship	AEGEAN EXPRESS
Description	Container
Owner	JONATHAN JOHN SHIPPING LTD
Year of Built	1997
Flag State	Panama
IMO Number	9138161
Register/Official Number	26618-PEXT-5
Ship Commitment	$2,375,000

Ship B
Name of Ship	JOANNA
Description	Container
Owner	JOANNA MARITIME LTD
Year of Built	1999
Flag State	Liberia
IMO Number	9204477
Register/Official Number	16118
Ship Commitment	$3,250,000

Ship C
Name of Ship	KUO HSIUNG
Description	Container
Owner	ALLENDALE INVESTMENTS S.A.
Year of Built	1993
Flag State	Panama
IMO Number	9055448
Register/Official Number	20825-93-F
Ship Commitment	$1,875,000

Ship D
Name of Ship	MANOLIS P.
Description	Container
Owner	MANOLIS SHIPPING LIMITED
Year of Built	1995
Flag State	Marshall Islands
IMO Number	9101493
Register/Official Number	2849
Ship Commitment	$2,375,000

Ship E
Name of Ship	NINOS
Description	Container
Owner	ALTERWALL BUSINESS INC.
Year of Built	1990
Flag State	Panama
IMO Number	8909082
Register/Official Number	27893-01-F
Ship Commitment	$1,500,000

Ship F

Name of Ship	EM ATHENS
Description	Container
Owner	ATHENS SHIPPING LTD
Year of Built	2000
Flag State	Marshall Islands
IMO Number	9203538
Register/Official Number	4019
Ship Commitment	$4,250,000

Ship G
Name of Ship	EM OINOUSSES
Description	Container
Owner	OINOUSSES NAVIGATION LTD
Year of Built	2000
Flag State	Marshall Islands
IMO Number	9203514
Register/Official Number	4018
Ship Commitment	$4,250,000

Ship H
Name of Ship	EM CORFU
Description	Container
Owner	CORFU NAVIGATION LTD
Year of Built	2001
Flag State	Marshall Islands
IMO Number	9231494
Register/Official Number	7209
Ship Commitment	$4,750,000

Ship I
Name of Ship	AKINADA BRIDGE
Description	Container
Owner	BRIDGE SHIPPING LTD
Year of Built	2001
Flag State	Panama
IMO Number	9224532
Register/Official Number	21874-01-D
Ship Commitment	$5,375,000

New Ship A
Name of Ship	EM ASTORIA
Description	Container
Owner	GREGOS SHIPPING LIMITED
Year of Built	2004
Flag State	Liberia
IMO Number	9243617
Register/Official Number	15321
Ship Commitment	$6,600,000

New Ship B
Name of Ship	EVRIDIKI G
Description	Container
Owner	NOUMEA SHIPPING LTD
Year of Built	2001
Flag State	Liberia
IMO Number	9231482
Register/Official Number	13898
Ship Commitment	$5,400,000